KENTUCKY ELECTRIC STEEL, INC.
SALARY CONTINUATION AGREEMENT

	This Agreement is entered into between Kentucky Electric Steel Inc., a corporation having its principal office in Ashland, Kentucky, (herein called the "Company"), and ___________________ (herein called the "Executive").

WITNESSETH

	WHEREAS, Executive is employed by the Company in the capacity of ________________________________________________ and by reason thereof has acquired experience and knowledge of considerable value to the Company; and

	WHEREAS, the Company wishes to offer an inducement to Executive to remain in its employ by compensating him beyond his regular salary for service which he had rendered or will hereafter render; and

	WHEREAS, the Company and the Executive executed a Salary Continuation Agreement effective September 22, 1994 ("Agreement"); and

	WHEREAS, the parties desire to amend and restate the Agreement to modify certain terms and conditions; and

	NOW, THEREFORE, the Agreement is amended and restated in its entirety to read as follows:

(1) If Executive remains in the continuous employ of the Company he shall retire from active employment with the Company on his sixty-second
(62nd) birthday, unless by action of the Board of Directors his period of active employment shall be shortened, or, with his consent, extended.

(2) Upon said retirement the Company, commencing with the first day of the month following the date of such retirement, shall pay Executive
$____________ per month to age 85, and $________ per month thereafter for life; provided that if less than one hundred twenty (120) such monthly payments shall be made prior to the death of the Executive the Company shall continue such monthly payment of $_____________ to whomever the Executive shall have designated, on the most recent
Salary Continuation Agreement Designation of Beneficiary form filed with the Company, until the full number of one hundred twenty (120) monthly payments have been made.

(3) In the event Executive should die while in the active employ of the Company, the Company and the Executive have entered into a Split
Dollar Life Insurance Agreement that will provide benefits to the Executive's designated beneficiary, as provided for on the most recent Salary Continuation Agreement Designation of Beneficiary form filed with the Company.

(4) In the event Executive terminates employment on account of permanent and total disability (as determined by the Board of Directors), he shall receive 100% of the benefit described in Section 2 commencing at age 62. In the event Executive terminates employment on account of permanent and total disability (as determined by the Board of Directors) and dies prior to attainment of age 62, Executive's designated beneficiary, as provided for on the most recent Salary Continuation Agreement Designation of Beneficiary form filed with the Company, shall receive the benefits described in Section 3.

(5) Executive agrees that he will not, during or after his employment under this Agreement, engage in competitive activity, as it is defined in Section V of the Executive's Employment Agreement with the Company, directly or indirectly, or, without the specific authority of the Company's Board of Directors, serve as a director or employee of any corporation or business entity so engaged. Executive further agrees that he will not, either during or after his employment under this Agreement, disclose to anyone not legally entitled thereto any confidential information relative to the business of the Company.

(6) Executive agrees that if he shall breach any covenant of Section 5 of this Agreement, and shall continue to breach such covenant for a period of thirty (30) days after the Company shall have requested him to desist from such breach, then, any of the provisions hereof to the contrary notwithstanding, no further payments shall be due or payable by the Company hereunder either to the Executive or to his wife or other designee, and the Company shall have no further liability hereunder.

(7) It is agreed that neither Executive, nor his wife, nor any other designee, shall have any right to sell, assign, transfer, or otherwise convey the right to receive any payments hereunder which payments and the right thereto are expressly declared to be non-assignable or transfer, the Company shall have no further liability hereunder.

(8) If the Company shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereinunder it is expressly agreed that neither Executive nor any beneficiary of Executive shall have any right with respect to, or claim against, such policy or other asset above or beyond the rights conveyed in any existing split dollar agreement. Such policy or asset shall not be deemed to be held in trust for the benefit of Executive or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Company under this Agreement except as may be expressly provided by the terms of such policy or title to such other asset. It shall be, and remain, a general, unrestricted asset of the Company. Executive's rights to payment hereinunder shall be not greater than those of an unsecured general creditor of the Company.

(9) The Company agrees that it will not merge or consolidate with any other company or organization, or permit its business activities to be taken over by any other organization unless and until the succeeding or continuing company or other organization shall expressly assume all obligations and liabilities herein set forth.

(10) This Agreement may be revoked or amended in whole or in part only by mutual consent of the parties hereto.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this 1st day of September, 1998.



ATTEST: 					KENTUCKY ELECTRIC STEEL, INC.

______________________		      By:__________________________
Secretary


______________________	            By:___________________________
Witness









Kentucky Electric Steel, Inc.
Supplemental Schedule for Exhibit 10.12
Salary Continuation Agreement


Monthly



Retirement
Benefit
Monthly


(Ten Year
Certain)
Retirement
Benefit
Name
Title
Age 62 to Age 85
After Age 85 for
Life
Charles C.
 Hanebuth
President and
Chief
   Executive Officer
$13,518.00
$6,200.00
William J.
 Jessie
Vice President,
Chief Financial
Officer
$6,636.00
$0.00
Joseph E.
 Harrison
Vice President,
Sales and
Marketing
$5,750.00
$0.00
William H. Gerak
Vice President,
Administration
$5,495.00
$0.00